UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   May 17, 2018
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-30707	68-0450397
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

707) 678-3041
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [ ]

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 15, 2018, First Northern Community Bancorp (the "Company") held its Annual Meeting of Shareholders (the "Annual Meeting").  At the Annual Meeting, the Company's shareholders acted upon the four proposals listed below.  The final results for the votes regarding each proposal are set forth below.

1.	To elect the following ten (10) persons to the Board of Directors to serve until the 2019 Annual Meeting of Shareholders or until their respective successors shall be elected and qualified:

Director	Votes For	Against or Authority Withheld	Broker Non-Votes
Frank J. Andrews, Jr.	6,363,041	211,808	2,030,904
Patrick R. Brady	6,370,163	204,686	2,030,904
John M. Carbahal	6,366,349	208,500	2,030,904
Gregory DuPratt	6,363,249	211,600	2,030,904
Barbara A. Hayes	6,319,149	255,700	2,030,904
Richard M. Martinez	6,370,163	204,686	2,030,904
Foy S. McNaughton	6,361,501	213,348	2,030,904
Sean P. Quinn	6,322,041	252,808	2,030,904
Mark C. Schulze	6,320,063	254,786	2,030,904
Louise A. Walker	6,367,063	207,786	2,030,904

2.	To ratify the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.

For	Against	Abstain
8,581,890	1,407	22,456

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2018	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer